Exhibit 99.1
FOR IMMEDIATE RELEASE
ADVANCED DISPOSAL ANNOUNCES FIRST QUARTER RESULTS
Strong revenue growth with pricing of 4.1%

PONTE VEDRA, Fla. (April 30, 2019) – Advanced Disposal Services, Inc. (NYSE: ADSW), (d/b/a Advanced Disposal) announced today revenue of $384.0 million for the three months ended March 31, 2019 versus $364.7 million in the same period of the prior year. Net loss during the first quarter 2019 was ($6.0) million or ($0.07) per diluted share and adjusted net income, which excludes certain gains and expenses, was $1.6 million, or $0.02 per diluted share.

"Although we announced a merger agreement with Waste Management, our operating philosophy is unchanged" said Richard Burke, CEO. "We remain focused on safely providing an excellent service experience for our customers, disciplined pricing that aligns with the quality service we provide, and generating strong cash flow for our shareholders. Our first quarter results of price-led revenue growth, along with $72.5 million of cash generated from operations, and $43.9 million of adjusted free cash flow, underscore our commitment to our strategy."

First Quarter Financial Highlights

•	Revenue of $384.0 million represented a 5.3% increase

•	Achieved average yield of 4.1%

•	Organic volume declined (0.3%), which included a (0.5%) impact from one fewer workday in first quarter 2019

•
Year-over-year growth from acquisitions was 1.4% as we primarily benefited from the rollover impact of a vertically integrated acquisition in December 2018 and two new acquisitions in the first quarter of 2019

•	Net loss was ($6.0) million or ($0.07) per diluted share

•
Achieved adjusted EBITDA of $95.0 million, which was an increase of $0.9 million versus prior year levels as we were able to overcome challenging wet winter weather conditions leading to a $2.5 million increase in leachate costs, the cycling of a prior year CNG tax credit of $1.8 million, and a $2.0 million recycling headwind

•	Cash provided by operating activities was $72.5 million during first quarter 2019

•	Adjusted free cash flow year-to-date was $43.9 million

Fiscal Year 2019 Guidance and Upcoming Investor Communications
Consistent with the joint press release issued with Waste Management, Inc. ("Waste Management") on April 15, 2019, regarding entry into a merger agreement pursuant to which a subsidiary of Waste Management will acquire all outstanding shares of Advanced Disposal for $33.15 per share in cash, we are reaffirming our 2019 revenue, adjusted EBITDA, and adjusted free cash flow guidance. The transaction, which was unanimously approved by the board of directors of both companies, is expected to close by the first quarter of 2020, subject to the satisfaction of customary closing conditions, including regulatory approvals and approvals by a majority of the holders of Advanced Disposal’s outstanding common shares. In light of the pending transaction, we have elected to cease conducting quarterly earnings conference calls until transaction closing, although we will continue to provide a quarterly earnings release. We will also enter into an extended quiet period related to investor communications and cease providing forward-looking guidance after this press release until the transaction is closed.

The calculation of free cash flow and adjusted free cash flow, as well as details of charges and other expenses that are excluded from EBITDA and net income (loss) in arriving at adjusted EBITDA and adjusted net income, are contained in the “Reconciliation of Certain Non-GAAP Measures” section of this press release.

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION AND OPERATING
DATA
Advanced Disposal Services, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Service revenues	$384.0	$364.7
Operating costs and expenses
Operating	249.6	236.1
Selling, general and administrative	49.7	45.6
Depreciation and amortization	65.9	64.7
Acquisition and development costs	0.7	0.2
Loss (gain) on disposal of assets and asset impairments	0.2	(1.9)
Total operating costs and expenses	366.1	344.7
Operating income	17.9	20.0
Other (expense) income
Interest expense	(26.0)	(23.0)
Other income, net	0.7	5.9
Total other expense	(25.3)	(17.1)
(Loss) income before income taxes	(7.4)	2.9
Income tax (benefit) expense	(1.4)	0.8
Net (loss) income	$(6.0)	$2.1

Net (loss) income attributable to common stockholders per share
Basic (loss) income per share	$(0.07)	$0.02
Diluted (loss) income per share	$(0.07)	$0.02
Basic average shares outstanding	88,721,612	88,515,854
Diluted average shares outstanding	88,721,612	89,021,709

Advanced Disposal Services, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions, except share data)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$7.6	$6.8
Accounts receivable, net of allowance for doubtful accounts of $4.6 and $4.6, respectively	205.6	211.4
Prepaid expenses and other current assets	42.3	44.8
Total current assets	255.5	263.0
Other assets	53.3	31.7
Property and equipment, net of accumulated depreciation of $1,608.0 and $1,540.7, respectively	1,760.7	1,761.4
Goodwill	1,222.7	1,215.1
Other intangible assets, net of accumulated amortization of $294.6 and $286.9, respectively	258.7	257.1
Total assets	$3,550.9	$3,528.3
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$118.9	$107.8
Accrued expenses	120.0	117.7
Deferred revenue	71.3	72.5
Current maturities of landfill retirement obligations	18.6	18.6
Current maturities of long-term debt	84.3	85.9
Total current liabilities	413.1	402.5
Other long-term liabilities	94.9	76.7
Long-term debt, less current maturities	1,812.7	1,817.1
Accrued landfill retirement obligations, less current maturities	232.4	229.4
Deferred income taxes	88.3	91.1
Total liabilities	2,641.4	2,616.8
Equity
Common stock: $.01 par value, 1,000,000,000 shares authorized, 88,795,462 and 88,685,920 issued including shares held in treasury, respectively	0.9	0.9
Treasury stock at cost, 2,274 and 2,274 shares, respectively	—	—
Additional paid-in capital	1,507.7	1,501.7
Accumulated deficit	(597.5)	(591.1)
Accumulated other comprehensive loss	(1.6)	—
Total stockholders’ equity	909.5	911.5
Total liabilities and stockholders’ equity	$3,550.9	$3,528.3

Advanced Disposal Services, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net (loss) income	$(6.0)	$2.1
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	65.9	64.7
Change in fair value of derivative instruments	2.5	(5.3)
Amortization of debt issuance costs and original issue discount	1.3	1.6
Accretion on landfill retirement obligations	4.4	3.8
Other accretion and amortization	1.5	1.1
Provision for doubtful accounts	1.1	1.3
Loss (gain) on disposition of property and equipment	0.2	(1.9)
Stock based compensation	4.1	2.5
Deferred tax (benefit) expense	(1.6)	1.4
Earnings in equity investee	(0.8)	(0.5)
Changes in operating assets and liabilities, net of businesses acquired
Decrease in accounts receivable	5.9	7.3
Increase in prepaid expenses and other current assets	(0.1)	(0.5)
Decrease in other assets	1.9	0.4
Increase in accounts payable	2.9	5.3
(Decrease) increase in accrued expenses	(1.0)	3.6
(Decrease) increase in deferred revenue	(1.2)	0.1
Decrease in other long-term liabilities	(4.8)	(3.9)
Capping, closure and post-closure obligations	(3.7)	(4.6)
Net cash provided by operating activities	72.5	78.5
Cash flows from investing activities
Purchases of property and equipment and landfill construction and development	(32.5)	(34.8)
Proceeds from sale of property and equipment and insurance recoveries	1.0	1.6
Acquisition of businesses, net of cash acquired	(26.1)	(4.5)
Net cash used in investing activities	(57.6)	(37.7)
Cash flows from financing activities
Proceeds from borrowings on debt instruments	58.0	10.0
Repayment on debt instruments, including finance leases	(74.0)	(51.4)
Proceeds from issuance of common stock	1.9	0.3
Net cash used in financing activities	(14.1)	(41.1)
Net increase (decrease) in cash and cash equivalents	0.8	(0.3)
Cash and cash equivalents, beginning of period	6.8	6.8
Cash and cash equivalents, end of period	$7.6	$6.5

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2018, appearing in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission and our unaudited condensed consolidated financial statements and notes thereto as of and for the three months ended March 31, 2019, appearing in our Form 10-Q, to be filed with the Securities and Exchange Commission. The information presented is considered unaudited.

REVENUE

The following table reflects our revenue by line of business for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2019		2018
Collection	$268.1	69.8%	$252.5	69.2%
Disposal	127.0	33.1%	124.1	34.0%
Sale of recyclables	3.5	0.9%	5.4	1.5%
Fuel and environmental charges	28.9	7.5%	28.0	7.7%
Other revenue	27.8	7.2%	26.8	7.3%
Intercompany eliminations	(71.3)	(18.5)%	(72.1)	(19.7)%
Total service revenues	$384.0	100.0%	$364.7	100.0%

The table set forth below reflects changes in revenue, as compared to the prior year:

	Three Months Ended March 31,
	2019	2018
Average yield	4.1%	1.9%
Recycling	(0.2)%	(0.7)%
Fuel surcharge revenue	0.3%	0.7%
Total yield	4.2%	1.9%
Organic volume	(0.3)%	2.4%
Acquisitions	1.4%	3.6%
Divestitures	—%	(0.6)%
Impact of revenue recognition standard adoption	—%	(2.3)%
Total revenue change	5.3%	5.0%

OPERATING EXPENSES

The following table summarizes our operating expenses for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2019		2018
Operating	$245.2	63.9%	$232.3	63.7%
Accretion of landfill retirement obligations	4.4	1.1%	3.8	1.0%
Operating expenses	$249.6	65.0%	$236.1	64.7%

The following table summarizes the major components of our operating expenses, excluding accretion expense on landfill retirement obligations for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2019		2018
Labor and related benefits	$85.7	22.3%	$82.0	22.5%
Transfer and disposal costs	50.2	13.1%	47.9	13.1%
Maintenance and repairs	39.8	10.4%	37.1	10.2%
Fuel	18.9	4.9%	18.2	5.0%
Franchise and host fees	9.3	2.4%	8.7	2.4%
Risk management	9.4	2.4%	8.4	2.3%
Other	31.9	8.4%	26.2	7.2%
Subtotal	$245.2	63.9%	$228.5	62.7%
Greentree expenses, net of insurance recoveries	—	—%	3.8	1.0%
Total operating expenses, excluding accretion expense	$245.2	63.9%	$232.3	63.7%

SELLING, GENERAL AND ADMINISTRATIVE

The following table summarizes our selling, general and administrative expenses for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2019		2018
Salaries	$31.8	8.3%	$28.6	7.8%
Legal and professional	4.2	1.1%	3.8	1.0%
Other	13.7	3.5%	13.2	3.7%
Total selling, general and administrative expenses	$49.7	12.9%	$45.6	12.5%

ADDITIONAL STATISTICS

The following table reflects cash interest and cash taxes for the periods presented (in millions):

	Three Months Ended March 31,
	2019	2018
Cash paid for interest	$18.3	$15.2
Cash paid for taxes	$1.1	$0.1

Internalization for the three months ended March 31, 2019: 62%

Days Sales Outstanding for the three months ended March 31, 2019: 48 (31 net of deferred revenue)

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow and adjusted net income are not defined terms under U.S. generally accepted accounting principles (“non-GAAP measures”). Non-GAAP measures should not be considered in isolation or as a substitute for net income, income per diluted share or cash flow data prepared in accordance with GAAP and may not be comparable to calculations of similarly titled measures by other companies.
We define EBITDA as net (loss) income from continuing operations adjusted for interest, taxes, depreciation and amortization and accretion. We define adjusted EBITDA as EBITDA adjusted to exclude non-cash and non-recurring items as well as other adjustments permitted in calculating covenant compliance under the agreements governing our outstanding debt securities and credit facilities. We believe adjusted EBITDA is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of financing, income taxes and the accounting effects of capital spending, as well as certain items that are not indicative of our performance on an ongoing basis. Management uses adjusted EBITDA to measure the performance of our core operations at the consolidated, segment and business unit levels and as a metric for a significant portion of our management incentive plans.
We define free cash flow as net cash provided by operating activities less capital expenditures (purchases of property and equipment, excluding expenditures for significant new municipal contracts and significant purchases of land for future landfill airspace), net of proceeds from the sale of property and equipment. We define adjusted free cash flow as free cash flow excluding restructuring payments, capital markets costs, and non-recurring items. Management uses adjusted free cash flow to evaluate the Company’s ability to generate cash to fund its activities on an ongoing basis, and we believe adjusted free cash flow is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of restructuring payments, capital market costs, and other non-recurring items, which are not indicative of our ability to generate cash on an ongoing basis.
We define adjusted net income and adjusted earnings per share as net (loss) income from continuing operations and diluted earnings per share adjusted to exclude non-cash and non-recurring items. We believe adjusted net income and adjusted earnings per share provide an understanding of operational activities before the financial impact of certain items. We believe that these measures are useful in evaluating our operations as these measures are adjusted for items that affect comparability between periods.
In fiscal 2016, we entered into interest rate caps as economic hedges of a rise in interest rates for fiscal 2017, fiscal 2018 and the nine months ended September 30, 2019. We believe that excluding realized and unrealized gains and losses from interest rate derivatives from our adjusted EBITDA provides useful additional information in evaluating ongoing financial performance of the business as these derivatives represent a risk management tool to reduce our exposure to rising interest rates and are viewed by management as a financing cost similar to interest expense. We also purchased additional interest rate caps in fiscal 2017 to hedge the risk of rising interest rates from October 1, 2019 to September 30, 2021. These interest rate caps qualify for hedge accounting and realized gains and losses will flow through interest expense, which is excluded from adjusted EBITDA.

ADJUSTED EBITDA

The following table calculates adjusted earnings before interest, taxes, depreciation, amortization and accretion adjusted for certain other costs (in millions except percentages):

	Three Months Ended March 31,
	2019	2018
Net (loss) income	$(6.0)	$2.1
Income tax (benefit) expense	(1.4)	0.8
Interest expense	26.0	23.0
Depreciation and amortization	65.9	64.7
Accretion on landfill retirement obligations	4.4	3.8
Accretion on loss contracts and other long-term liabilities	0.1	0.1
EBITDA	89.0	94.5
EBITDA adjustments:
Acquisition and development costs	0.7	0.2
Stock based compensation	4.1	2.5
Greentree expenses, net of estimated insurance recoveries	—	3.8
Earnings in equity investee, net	(0.6)	(0.2)
Restructuring charges	0.6	0.1
Loss (gain) on disposal of assets and asset impairments	0.2	(1.9)
Unrealized loss (gain) on derivatives	2.5	(5.3)
Realized (gain) loss on derivatives	(2.0)	0.1
Capital market cost	0.5	0.2
Other	—	0.1
Adjusted EBITDA	$95.0	$94.1

Revenue	$384.0	$364.7
Adjusted EBITDA margin	24.7%	25.8%

FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

The following table calculates free cash flow and adjusted free cash flow (in millions):

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	72.5	78.5
Purchases of property and equipment and landfill construction and development	(32.5)	(34.8)
Proceeds from sale of property and equipment and insurance recoveries	1.0	1.6
Free cash flow	41.0	45.3
Assumptions of long-term care and closure reserve (a)	1.2	0.5
Restructuring payments	0.7	0.4
Greentree costs, net of insurance recoveries	0.5	3.0
Landfill remediation expenses (b)	2.5	—
Adjusted free cash flow	45.9	49.2
Realized (gain) loss on derivatives	(2.0)	0.1
Adjusted free cash flow excluding realized (gain) loss on derivatives	$43.9	$49.3

(a) The Company received a cash payment of $24.0 million during the first quarter of 2017 that is included in net cash provided by operating activities in exchange for assuming certain post-closure liabilities of a closed portion of a landfill and became responsible for expenditures related to a gas infrastructure system. The assumed post-closure liabilities and expenditures related to the gas infrastructure system approximate the amount of the cash payment. The Company paid $1.2 million and $0.5 million of these costs during the first three months of 2019 and 2018, respectively.

(b) The Company has incurred $2.5 million of cash payments for landfill remediation costs during the first three months of 2019 related to an enhanced de-watering system and the removal, treatment, and disposal of leachate at one of its landfills.

ADJUSTED NET INCOME

The following table calculates adjusted net income (in millions except share and per share data):

	Three Months Ended March 31,
	2019	2018
Net (loss) income	$(6.0)	$2.1
Amortization of intangibles	7.7	10.4
Acquisition and development costs	0.7	0.2
Greentree expenses, net of estimated insurance recoveries	—	3.8
Restructuring charges	0.6	0.1
Loss (gain) on disposal of assets and asset impairments	0.2	(1.9)
Unrealized loss (gain) on derivatives	2.5	(5.3)
Realized (gain) loss on derivatives	(2.0)	0.1
Capital market cost	0.5	0.2
Loss on debt extinguishments and modification	—	0.1
Tax effect	(2.6)	(2.1)
Adjusted net income	$1.6	$7.7

Diluted earnings per common share:
Adjusted average shares outstanding	89,927,568	89,021,709
Adjusted earnings per common share	$0.02	$0.09

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical facts in this document, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended and are subject to safe harbor created by those sections. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, which could cause actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties and factors include those set forth under the heading Risk Factors in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Examples of these risks, uncertainties and other factors include, but are not limited to:

•	our ability to achieve future profitability will depend on us executing our strategy and controlling costs;

•	future results may be impacted by the expiration of net operating losses (NOLs);

•	our tax position may be affected by recent changes in U.S. tax law;

•	Operating in a highly competitive industry and the inability to compete effectively with larger and better capitalized companies and governmental service providers;

•	our results are vulnerable to economic conditions;

•	we may lose contracts through competitive bidding, early termination or governmental action;

•	some of our customers, including governmental entities, have suffered financial difficulties affecting their credit risk, which could negatively impact our operating results;

•
our financial and operating performance may be affected by the inability, in some instances, to renew or expand existing landfill permits or acquire new landfills. Further, the cost of operation and/or future construction of our existing landfills may become economically unfeasible causing us to abandon or cease operations;

•	we could be precluded from maintaining permits or entering into certain contracts if we are unable to obtain sufficient third-party financial assurance or adequate insurance coverage;

•	our accruals for our landfill site closure, post-closure and contamination related costs may be inadequate;

•	our cash flow may not be sufficient to finance our high level of capital expenditures;

•	our acquisitions, including our ability to integrate acquired businesses, or that acquired businesses may have unexpected risks or liabilities;

•	the seasonal nature of our business and "event-driven" waste projects that could cause our results to fluctuate;

•	adverse and destructive weather conditions that could result in higher fuel costs, higher labor costs, reduced municipal contract productivity and higher disposal costs;

•
we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, result in adverse judgments, settlements or fines and create negative publicity;

•	fuel supply and prices may fluctuate significantly and we may not be able to pass on cost increases to our customers;

•	fluctuations in the prices of commodities may adversely affect our financial condition, results of operations and cash flows;

•	increases in labor and disposal costs and related transportation costs could adversely impact our financial results;

•	efforts by labor unions could divert management attention and adversely affect operating results;

•	we depend significantly on the services of the members of our senior, regional and local management teams, and the departure of any of those persons could cause our operating results to suffer;

•	we are increasingly dependent on technology in our operations and, if our technology fails, our business could be adversely affected;

•	a cybersecurity incident could negatively impact our business and our relationships with customers;

•	operational and safety risks, including the risk of personal injury to employees and others;

•
we are subject to substantial governmental regulation and failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties and judgments, and impose limits on our ability to operate and expand;

•	our operations being subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities;

•	future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results;

•
fundamental change in the waste management industry as traditional waste streams are increasingly viewed as renewable resources and changes in laws and environmental policies may limit the items that enter the waste stream, any of which may adversely impact volumes and tipping fees at our landfills. Alternatives to landfill disposal may cause our revenues and operating results to decline;

•	risks associated with our substantial indebtedness and working capital deficit;

•	risks associated with our ability to implement our growth strategy as and when planned; and

•	the other risks described in the "Risk Factors" section of our 2018 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
In addition, actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors related to the pending acquisition of Advanced Disposal, including, without limitation (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied; (2) the effects that any termination of the merger agreement may have on Advanced Disposal or its business, including the risks that (a) Advanced Disposal’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Advanced Disposal to pay Waste Management a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Advanced Disposal and its business, including the risks that as a result (a) Advanced Disposal’s business, operating results or stock price may suffer, (b) Advanced Disposal’s current plans and operations may be disrupted, (c) Advanced Disposal’s ability to retain or recruit key employees may be adversely affected, (d) Advanced Disposal’s business relationships (including, customers and suppliers) may be adversely affected, or (e) Advanced Disposal’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Advanced Disposal’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Advanced Disposal and others;

(6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; and (7) other economic, business, competitive, legal, regulatory, and/or tax factors.
The above examples are not exhaustive and new risks may emerge from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. These forward-looking statements speak only as of the date of this report. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based.

About Advanced Disposal
Advanced Disposal (NYSE: ADSW) brings fresh ideas and solutions to the business of a clean environment. We provide integrated, non-hazardous solid waste collection, recycling and disposal services to residential, commercial, industrial and construction customers across 16 states and the Bahamas. Our team is dedicated to finding effective, sustainable solutions to preserve the environment for future generations. We welcome you to learn more at AdvancedDisposal.com or follow us on Facebook.

Contact:
Matthew Nelson
Advanced Disposal
(904) 737-7900, Matthew.Nelson@AdvancedDisposal.com